Exhibit F-1(a)

           [Letterhead of Entergy Services, Inc.]

December 2, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

           With respect to (1) the Application-Declaration ("Application-Declaration") on Form U-1, as amended (File No. 70-9081), filed by Entergy London Investments plc, herein referred to as the "Company") with the Securities and Exchange Commission ("Commission") under the Public Utility Holding Company Act of 1935, as amended, contemplating, among other things, the issuance and sale by the Company, through a special purpose subsidiary, of one or more new series of such subsidiary's preferred securities, as well as the issuance ands sale of such subsidiary's general partnership or voting interests to the Company, the guarantee by the Company of such subsidiary's payment obligations under said preferred securities, and the investment of the proceeds from the issuance and sale of such subsidiary's preferred securities and the equity contrbution in junior subordinated deferrable interest debentures of the Company (collectively, the "Transactions"); (2) the Commission's order dated November 7, 1997 ("Order") permitting the Application-Declaration, as amended, to become effective with respect to said Transactions; and (3) the issuance and sale by the Company's subsidiary, a Delaware limited partnership, Entergy London Capital, L.P. (the "Partnership"), on November 19, 1997 of 12,000,000 85/8% Cumulative Quarterly Income Preferred
Securities, Series A ($300,000,000 in aggregate principal amount) (the "Preferred Securities), and the issuance and sale by the Partnership to the Company of the general partnership interests in the Partnership for an aggregate purchase price of $3,030,325 (the "General Partnership Interests"), the execution and delivery by the Company of a guarantee of the Partnership's payment obligations under the Preferred Securities (the "Guarantee"), and the investment by the Partnership of the proceeds from the issuance and sale of the Preferred Securities and General Partnership Interests in $303,030,325 aggregate principal amount of the Company's 85/8% Junior Subordinated Deferrable Interest Debentures, Series A (the "Debentures" and, collectively, with the Preferred Securities and the General Partnership Interests, the "Securities"), I advise you that in my opinion:

           (a)   (i) upon the adivce of legal counsel  in
     the  United Kingdom, the Company is a public limited
     company  duly  organized and validly existing  under
     the   laws  of  England  and  Wales;  and  (ii)  the
     Partnership has been duly created and is validly existing in good standing as a limited partnership under the laws of the State of Delaware;

           (b) the issuance and sale of the Securities and the execution and delivery of the Guarantee have been consummated in accordance with the Application-
     Declaration, as amended, and the Order;

           (c) all laws that relate or are applicable to the participation by the Company and the Partnership in the transactions described above (other than so-called "blue sky" or similar laws, with respect to which I express no opinion) have been complied with;

           (d)   (i)  the  Preferred Securities  and  the
     General  Partnership  Interests  have  been  validly
     issued and are fully paid and nonassessable and  the
     holders   thereof  are  entitlted  to   rights   and
     privileges  appertaining thereto in the  Partnership
     instruments nad agreements defining such rights  and
     privileges;   and   (ii)  the  Guarantee   and   the
     Debentures are valid and binding obligations of the Company, each in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights;

           (e)   the Company has legally acquired all  of
     the general partnership interests in the Partnership
     and   the  Partnership  has  legally  acquired   the
     debentures; and

           (f) the consummation of the issuance and sale of the Preferred Securities and the Debentures and of the execution and delivery of the Guarantee has not violated the legal rights of the holders of any securities issued by the Company or any associate company thereof.

          I am a member of the bars of the States of Texas and Louisiana and the Commonwealth of Virginia and do not hold myself out as an expert on the laws of any other state, although I have made a study of the laws of the other states insofar as they are involved in the conclusions stated herein

           My consent is hereby given to the use of this opinion as an exhibit to the Certificate pursuant to Rule 24.

                              Very truly yours,

                              /s/ Laurence M. Hamric

                              Laurence M. Hamric
                              General Attorney -
                              Corporate and Securities
                              Entergy Services, Inc.